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                                                               EXHIBIT 15(a)(1)


                                 AMENDMENT NO. 1
                  AMENDED AND RESTATED MASTER DISTRIBUTION PLAN


         The Amended and Restated Master Distribution Plan (the "Plan"), dated as of June 30, 1997, pursuant to Rule 12b-1 of AIM Equity Funds, Inc., a Maryland corporation, is hereby amended as follows:

         Schedule A of the Plan is hereby deleted in its entirety and replaced with the following:

                                 "SCHEDULE A TO
                            MASTER DISTRIBUTION PLAN
                             AIM EQUITY FUNDS, INC.
                                (CLASS B SHARES)

                                                                    MAXIMUM
                                   ASSET BASED        SERVICE      AGGREGATE
FUND                              SALES CHARGE          FEE           FEE

AIM Blue Chip Fund                   0.75%             0.25%         1.00%

AIM Capital Development Fund         0.75%             0.25%         1.00%

AIM Charter Fund                     0.75%             0.25%         1.00%

AIM Constellation Fund               0.75%             0.25%         1.00%

AIM Weingarten Fund                  0.75%             0.25%         1.00%

         All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated: October 14, 1997

                                           AIM EQUITY FUNDS, INC.
                                           (on behalf of its Class B Shares)



Attest:   /s/ OFELIA M. MAYO               By: /s/ ROBERT H. GRAHAM
       --------------------------             ----------------------------
          Assistant Secretary                  President